Exhibit 32.3

         Certificate Pursuant to Section 1350 of Chapter 63 of Title 18
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                               United States Code
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         The undersigned officer hereby certifies, as to the Quarterly Report on
     Form 10-Q of Commonwealth Edison Company for the quarterly period ended June 30, 2003, that (i) the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Commonwealth Edison Company.



     Date:  July 30, 2003                   /s/ Michael B. Bemis
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                                            Michael B. Bemis
                                            President
                                            Exelon Energy Delivery